CRIIMI MAE SELLS $468 MILLION INVESTMENT GRADE SECURITIES
                CREATED THROUGH RE-SECURITIZATION OF CMBS

             REALIZES BOOK GAIN OF APPROXIMATELY $30 MILLION AND
           INCREASES SHAREHOLDERS' EQUITY BY APPROXIMATELY $140 MILLION

Rockville, MD, May 14, 1998   (NYSE:CMM)   CRIIMI MAE today announced the sale
of $468 million of investment grade securities created through the re-securitization of approximately $1.8 billion of its subordinated commercial mortgage backed securities (CMBS). The transaction resulted in a gain of approximately $55 million for book purposes, $30 million of which was recognized immediately. CRIIMI MAE elected to structure the transaction as a collatera lized bond obligation (CBO) and was therefore able to achieve the equivalent of retained earnings within the REIT structure.

This transaction uses proceeds from the sale of the $468 million long-term, fixed rate, investment grade securities to reduce an equivalent amount of short-term, floating rate repurchase agreement financing used to initially fund the CMBS acquisitions, as well as to pay transaction costs. In addition to this "match funding", the CBO transaction generates excess proceeds of approximately $160 million that the company can utilize for future growth. These excess proceeds, in the form of additional borrowing capacity, will enhance the ability of the company to fund growth at a significantly lower cost than is obtainable through other available sources.

The transaction was classified as follows: Of the total $468 million investment grade securities sold, $345 million were non-callable securities, which generated a gain for book purposes of approximately $30 million, and $123 million were callable securities. As a result of the implementation of Financial Accounting Standard (FAS) 125 during 1997, this classification results in sale treatment for those securities where control was transferred, and financing treatment for those securities where control was not transferred; control being defined as the right to call the securities.

Since a portion of this transaction was classified as a sale for book purposes, all securities held in CRIIMI MAE's current portfolio will be reported at fair market value on its balance sheet hereafter. This fair market value classification results in approximate unrealized gains of $25 million on the callable, investment grade securities issued in this CBO, and an additional $85 million on CRIIMI MAE's remaining CMBS securities and government insured assets. These unrealized gains, along with the approximate $30 million of realized gains generated from this CBO transaction, results in a total increase to shareholders' equity of approximately $140 million.

Also as part of this transaction, CRIIMI MAE's servicing affiliate sold trustee servicing rights on the CBO for $4.2 million, resulting in a gain of $4.2 million for tax purposes, and approximately $400,000 for financial reporting purposes.
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"We have amassed one of the market's largest portfolios of subordinated CMBS and this transaction is key to our strategy of extracting maximum value from that portfolio," said CRIIMI MAE chairman William B. Dockser. "CRIIMI MAE pioneered the first re-securitization of subordinated CMBS with a $449 million transaction in December 1996, and this securitization of nearly $1.8 billion face amount of CMBS is believed to be the largest re-securitization of subordinated CMBS to date."

In explaining the re-securitization, CRIIMI MAE's president H. William
 Willoughby
said, "The essence of the transaction is to combine individual CMBS assets into a single, more diversified pool, which results in a higher portfolio credit rating, allowing us to refinance under significantly better terms. The gains from this transaction and the increase in shareholders' equity reflect the true value of our portfolio of multifamily and commercial mortgage assets. Our strategy of periodically re-securitizing our CMBS portfolio gives us capital market efficiencies that should allow us to be a more active and efficient CMBS acquirer."

CRIIMI MAE is a full-service commercial mortgage company involved in the acquisition, origination, securitization and servicing of multifamily and commercial mortgages and mortgage related assets throughout the United States. CRIIMI MAE operates offices in suburban Washington, DC, Boston, Memphis and San Francisco. The company plans to open additional offices in Texas and Chicago later this year.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Certain statements in this press release regarding CRIIMI MAE's business constitute "forward-looking statements" under federal securities laws and are subject to a number of risks and uncertainties. Any such forward-looking statements should not be relied upon as predictions of future events. For a discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, see "Forward-Looking Statements" in CRIIMI MAE's Annual Report for the fiscal year ended December 31, 1997.